Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report (the “Report”) dated January 30, 2024 with respect to the consolidated financial statements of Ostin Technology Group Co., Ltd. for the year ended September 30, 2023 which appears in Form 20-F of Ostin Technology Group Co., Ltd. and consent to the incorporation by reference in the registration statement on Form F-3 (File No. 333-279177) of Ostin Technology Group Co., Ltd. of our Report filed with the Securities and Exchange Commission.

/s/ TPS Thayer LLC

TPS Thayer LLC

Sugar Land, Texas

January 26, 2026